UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2018

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2018, the Board of Directors (the “Board”) of Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), increased the Board’s size from eight to nine directors and elected Cynthia Smith as a Class II director to fill the resulting vacancy, effective August 28, 2018. As a Class II director, Ms. Smith’s initial term is scheduled to expire at the Company’s 2019 annual meeting of stockholders. The Board has not yet determined on which Board committees Ms. Smith will serve.

There are no arrangements or understandings between Ms. Smith and any other persons, pursuant to which she was selected as a director.

Ms. Smith is entitled to receive compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program (the “Program”) applicable to all of the Company’s non-employee directors. In accordance with the Program, Ms. Smith is eligible for an annual cash retainer of $40,000 for serving on the Board, and on August 28, 2018, was granted an option to purchase 25,000 shares of common stock of the Company. Ms. Smith will also have the same right to indemnification by the Company as granted to the Company’s other non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

/s/ John P. Butler
Name:	John P. Butler
Title:	President and Chief Executive Officer

Date: August 28, 2018

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